SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LLC

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

Sarissa Capital Management GP LLC

Sarissa Capital Management LP

Dr. Alexander J. Denner

Mr. Mark DiPaolo

Mr. George W. Bickerstaff, III

Mr. Jules Haimovitz

Dr. Odysseas Kostas

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

SARISSA CAPITAL RESPONDS TO INNOVIVA’S

PREEMPTIVE LAUNCH OF PROXY CONTEST

************

Perplexed by Innoviva’s decision to undertake a public contest rather than engage in constructive dialogue

Will seek to elect a minority slate at Innoviva’s 2017 annual meeting

Sarissa Capital believes that for a company that just manages royalties,

Innoviva has a bloated cost structure

Greenwich, CT, March 13, 2017 – Sarissa Capital Management LP (“Sarissa Capital”) announced today that it intends to nominate a minority slate of three highly qualified independent candidates for election to the seven-member Board of Directors of Innoviva, Inc. (NASDAQ: INVA) (“Innoviva”) at the 2017 Annual Meeting of Stockholders and has filed a Preliminary Proxy Statement with the Securities and Exchange Commission in connection therewith.

Sarissa Capital has repeatedly stressed to Innoviva its desire to work together to improve the company. However, without warning, Innoviva publicly announced that Sarissa Capital was seeking control of the Board of Directors and that it was opposed to giving Sarissa Capital any representation on the Board. As evidenced by today’s filings, Sarissa Capital is not seeking control of the Board but much needed stockholder representation for the benefit of all stockholders.

Sarissa Capital believes that for a company with a simple business – Innoviva does not market or sell any products and does not engage in any intensive R&D activities; it just manages royalties – Innoviva has a bloated cost structure and grossly overpays its officers and directors. We expect our nominees, if elected, will work to instill in Innoviva much needed financial discipline and oversight. Sarissa Capital’s highly qualified minority slate consists of the following nominees:

George W. Bickerstaff, III – Mr. Bickerstaff, 61, currently serves as a Managing Director of M.M. Dillon & Co., LLC, an investment banking firm. Prior to joining M.M. Dillon & Co., LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG. Mr. Bickerstaff currently serves on the board of directors of CareDx, Inc. and Cardax, Inc. Mr. Bickerstaff previously served on the board of directors of ARIAD Pharmaceuticals, Inc. until ARIAD was acquired by Takeda Pharmaceutical Company Limited in February 2017.

Jules Haimovitz – Mr. Haimovitz, 66, currently serves as President of the Haimovitz Consulting Group, a private media consulting firm. Mr. Haimovitz previously served as Vice Chairman and Managing Partner of Dick Clark Productions Inc., a producer of programming for television, cable networks and syndicators, and in various capacities at Metro Goldwyn Mayer Inc., including President of MGM Networks Inc. Mr. Haimovitz served on the board of directors of ARIAD Pharmaceuticals, Inc. until ARIAD was acquired by Takeda Pharmaceutical Company Limited in February 2017. Mr. Haimovitz also previously chaired the Audit Committee and the Strategic Planning Committee of ImClone Systems Incorporated, and served on the boards of Spelling Entertainment Inc., Blockbuster, Dial Global Inc. (formerly Westwood One), Blucora (formerly Infospace), Orion Pictures Corporation, Lifetime and Video Jukebox Network Inc.

Odysseas Kostas, M.D. – Dr. Kostas is currently a senior analyst of Sarissa Capital. Previously, Dr. Kostas served as a Director at Evercore ISI (formerly ISI), covering the biotechnology and pharmaceutical industries, and practiced internal medicine as part of the Yale New Haven Health System. Dr. Kostas is presently a member of the board of directors of Enzon Pharmaceuticals, and previously served on the board of directors of Mast Therapeutics.

Contacts:

Sarissa Capital Management LP

Melinda Zech – 203-302-2330

D.F. King & Co., Inc.

Edward McCarthy

Peter Aymar

212-269-5550

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Sarissa Capital Management LP and certain affiliated entities intend to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with a solicitation of proxies from the stockholders of Innoviva, Inc. for use at its 2017 Annual Meeting. In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: Sarissa Capital Domestic Fund LP (“Sarissa Domestic”), Sarissa Capital Offshore Master Fund LP (“Sarissa Offshore”), Sarissa Capital Fund GP LLC, Sarissa Capital Fund GP LP, Sarissa Capital Offshore Fund GP LLC, Sarissa Capital Management GP LLC, Sarissa Capital Management LP, Dr. Alexander J. Denner, Mr. Mark DiPaolo, Mr. George W. Bickerstaff, III, Mr. Jules Haimovitz and Dr. Odysseas Kostas (the “Participants”).

Certain of the Participants hold direct or indirect interests in securities of Innoviva, Inc. as follows: As of the close of business on March 10, 2017, Sarissa Domestic has sole voting power and/or sole dispositive power with regard to 2,303,250 shares of Common Stock, par value $0.01 per share of Innoviva Inc. (“Shares”), 1,000 of which are owned of record. Sarissa Offshore has sole voting power and/or sole dispositive power with regard to 1,121,750 Shares. As of the close of business on March 10, 2017, by virtue of their relationship with Sarissa Domestic and Sarissa Offshore, the other Participants (other than Mr. DiPaolo, Mr. Bickerstaff, Mr. Haimovitz and Dr. Kostas) may be deemed to indirectly beneficially own 3,425,000 Shares. As of the close of business on March 10, 2017, Mr. DiPaolo, Mr. Bickerstaff, Mr. Haimovitz and Dr. Kostas do not own any Shares beneficially or of record. Additional information regarding the Participants’ ownership of Shares will be set forth in the proxy statement and other materials filed with the SEC in connection with the solicitation of proxies by the Participants.

ALL STOCKHOLDERS OF INNOVIVA, INC. ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SARISSA CAPITAL MANAGEMENT LP AND THE OTHER PARTICIPANTS THEREIN FROM THE STOCKHOLDERS OF INNOVIVA, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF INNOVIVA, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. OR BY CONTACTING D.F. KING & CO., INC. BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL-FREE: (800) 549-6746 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269-5550.